UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  August 13, 2007
MOLECULAR INSIGHT PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-33284	04-0562086
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
160 Second Street, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices, Including Zip Code)
(617) 492-5554
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.
On August 13, 2007, Molecular Insight Pharmaceuticals, Inc. issued a press release announcing the Company’s earnings for the quarter ended June 30, 2007. A copy of the press release was previously furnished as Exhibit 99.1 to our Current Report on Form 8-K filed on August 13, 2007.
This amended Form 8-K is being filed solely for the purpose of correcting a clerical error in the headings of the Consolidated Statements of Operations (Unaudited) and the Consolidated Balance Sheets included in the press release by deleting the words “(in thousands, except per share amounts)” in the heading of the Consolidated Statements of Operations (Unaudited) and “(in thousands)” in the heading of the Consolidated Balance Sheets. The Company reissued the press release in its entirety to avoid any confusion on August 13, 2007. A copy of the corrected press release containing the corrected headings of the Consolidated Statements of Operations and Consolidated Balance Sheets is furnished as Exhibit 99.1 to this Amended Form 8-K.
Item 9.01.     Financial Statements and Exhibits.
                      (d)     Exhibits. The following exhibit is furnished pursuant to Item 2.02:

99.1	Corrected Press Release of Molecular Insight Pharmaceuticals dated August 13, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 14th day of August, 2007.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.
By:	/s/ Priscilla Harlan
	Name:	Priscilla Harlan
	Title:	Vice President, Corporate Communications & Investor Relations

Exhibit Index to Current Report on Form 8-K/A

Exhibit
Number

99.1	Corrected Press Release of Molecular Insight Pharmaceuticals dated August 13, 2007